UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2021

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Lexington Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Senior Notes Indenture

On December 16, 2021, WeWork Companies LLC, a Delaware limited liability company (the “Issuer” or “WeWork”) and wholly-owned subsidiary of WeWork Inc., a Delaware corporation (the “Company”), WW Co-Obligor Inc., a Delaware corporation and wholly-owned subsidiary of the Issuer (the “Co-Obligor” and, together with the Issuer, the “Issuers”), the guarantors party thereto (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) entered into the Amended and Restated Senior Notes Indenture (the “A&R Indenture”), which amended and restated the existing Senior Notes Indenture, dated as of July 10, 2020 (as supplemented or otherwise modified from time to time, the “Original Indenture”), by and among the Issuers, the Guarantors and the Trustee, pursuant to which the Issuers previously issued $2.2 billion in aggregate principal amount of 5.00% Senior Notes due 2025 (the “5.00% Notes”) to StarBright WW LP, a Cayman Islands exempted limited partnership (“StarBright”) and affiliate of SoftBank Group Corp., a Japanese joint-stock company (“SoftBank”).

The A&R Indenture was entered into in connection with the sale on the date hereof by StarBright of $550 million in aggregate principal amount of existing 5.00% Notes in a secondary offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act (the “Secondary Offering”). The Issuers and the Company did not receive any proceeds from the Secondary Offering.

The A&R Indenture (i) subdivides the 5.00% Notes into two series, one of which initially consists of $550 million in aggregate principal amount of 5.00% Notes sold on the date hereof by StarBright in the Secondary Offering and another which initially consists of the remaining $1.65 billion in aggregate principal amount of 5.00% Notes held by StarBright, and (ii) makes certain conforming and related changes to the Original Indenture. The terms of the Original Indenture and the 5.00% Notes otherwise remain substantially unchanged.

The foregoing summary of the A&R Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the A&R Indenture, which is filed as Exhibit 4.1 hereto, and the form of Notes (as defined in the A&R Indenture), which is filed as Exhibit 4.2 hereto, each of which is incorporated by reference into this Item 1.01.

Amendment No. 1 to Amended and Restated Master Senior Secured Notes Note Purchase Agreement

On December 16, 2021, the Issuers and StarBright entered into that certain Amendment No. 1 (the “Amendment”) to the Amended and Restated Master Senior Secured Notes Note Purchase Agreement (the “NPA”), dated as of October 20, 2021. The Amendment memorialized StarBright’s agreement to extend its commitment to purchase up to an aggregate principal amount of $500 million of 7.50% Senior Secured Notes that may be issued by the Issuers under the NPA from February 12, 2023 to February 12, 2024. The Amendment follows WeWork’s recent entry into amendments to its credit support arrangements with SoftBank as well as its third-party lenders under its letter of credit facility. As a result, WeWork has total and combined commitments for $1.75 billion of liquidity from February 12, 2023 to February 12, 2024.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Senior Notes Indenture, dated as of December 16, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 5.00% Senior Notes due 2025, Series I and Series II (included as Exhibit A to Exhibit 4.1).

10.1	Amendment No. 1 to Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of December 16, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc. and StarBright WW LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Jared DeMatteis
Date: December 16, 2021	Name:	Jared DeMatteis
	Title:	Chief Legal Officer